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                                                                    EXHIBIT 99.4


            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

         GUIDELINES FOR DETERMINING THE PROPER NAME AND IDENTIFICATION NUMBER TO GIVE THE PAYER.-Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the name and number to give the payer.



-------------------------------------------------------     ------------------------------------------------------------
                                                                                              GIVE THE NAME AND
                                GIVE THE NAME AND                                             EMPLOYER
                                SOCIAL SECURITY                                               IDENTIFICATION
FOR THIS TYPE OF ACCOUNT        NUMBER OF-                         FOR THIS TYPE OF ACCOUNT   NUMBER OF-
-------------------------------------------------------     ------------------------------------------------------------
1.  Individual                 The individual               6.   Sole proprietorship          The owner(3)

2.  Two or more individuals    The actual owner of          7.   A valid trust, estate or     The legal entity(4)
    (joint account)            the account or, if                pension trust
                               combined funds, the
                               first individual on          8.   Corporate                    The corporation
                               the account(1)

3.  Custodian account of a     The minor(2)                 9.   Association, club,           The organization
    minor (Uniform Gift to                                       religious, charitable,
    Minors Act)                                                  educational or other
                                                                 tax-exempt organization
4.  a.   The usual revocable   The grantor-trustee(1)
    savings trust account                                   10.  Partnership                  The partnership
    (grantor is also trustee)
                                                            11.  A broker or registered       The broker or nominee
    b.   So-called trust       The actual owner(1)               nominee
    account that is not a
    legal or valid trust                                    12.  Account with the             The public entity
    under state law                                              Department of Agriculture
                                                                 in the name of a public
5.  Sole proprietorship        The owner(3)                      entity (such as a state or
                                                                 local government, school
                                                                 district or prison) that
                                                                 receives agricultural
                                                                 program payments
-------------------------------------------------------     ------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2)      Circle the minor's name and furnish the minor's social security number.

(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).

(4) List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.



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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

         If you don't have a taxpayer identification number, apply for one immediately. To apply for a social security number, get Form SS-5 from your local Social Security Administration office. Get Form SS-4 to apply for an employer identification number. You can get Form SS-4 from the IRS by calling 1-800-TAX-FORM (1-800-829-3676).

PAYEES EXEMPT FROM BACKUP WITHHOLDING

         The following is a list of payees specifically exempted from backup withholding:
(1) An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).
(2)      The United States or of any of its agencies or instrumentalities.
(3) A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
(4) A foreign government or any of its political subdivisions, agencies or instrumentalities.
(5) An international organization or any of its agencies or instrumentalities.
         Other payees that may be exempt from backup withholding include:
(6)      A corporation.
(7)      A foreign central bank of issue.
(8) A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.
(9) A futures commission merchant registered with the Commodity Futures Trading Commission
(10)     A real estate investment trust.
(11) An entity registered at all times during the tax year under the Investment Company Act of 1940.
(12)     A common trust fund operated by a bank under section 584(a).
(13)     A financial institution.
(14) A middleman known in the investment community as a nominee or custodian.
(15)     A trust exempt from tax under section 664 or described in section 4947.


         Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" IN PART II OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. If you are a nonresident alien or a foreign entity not subject to backup withholding, give the payer a completed Form W-8, Certificate of Foreign Status.

         PRIVACY ACT NOTICE.-Section 6109 of the Internal Revenue Code requires most recipients of dividend, interest or other payments to give correct taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your return. The IRS may also provide this information to the Department of Justice for criminal and civil litigation and to cities, states and the District of Columbia to carry out their tax laws. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30 percent of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

         (1) FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.-If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

         (2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.-If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.

         (3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.-Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

         FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.